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                                                                     Exhibit 5.1
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                                  May 9, 2000

Barrett Resources Corporation
1515 Arapahoe Street, Tower 3, Suite 1000
Denver, CO 80202

Ladies and Gentlemen:

     We have acted as counsel for Barrett Resources Corporation, a corporation formed under the laws of Delaware (the "Company"), in connection with issuance of shares of the Company's $.01 par value common stock (the "Common Stock") as described in the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, concerning registration of the transfer of up to an aggregate of 600,000 shares (the "Shares") of the Company's Common Stock. The Shares consists of up to an aggregate of 600,000 Shares that may be issued upon the exercise of options to purchase Common Stock pursuant to the Company's 2000 Stock Option Plan (the "2000 Plan"), which options may be issued pursuant to the 2000 Plan.

     We have examined the Certificate Of Incorporation and Bylaws of the Company, as amended, together with the record of the Company's corporate proceedings concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained therein.

     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the Shares, if and when issued as contemplated by the 2000 Plan and as described in the Registration Statement, will have been duly authorized and legally issued, and will constitute fully paid and non-assessable shares of the Company's Common Stock.

     We hereby consent (a) to all references to this firm in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

     This opinion is to be used solely for the purpose of the registration of the Shares and may not be used for any other purpose.

                                        Very truly yours,


                                        /s/ Patton Boggs LLP
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                                        Patton Boggs LLP